UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 5, 2018

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07  Submission of Matters to a Vote of Security Holders

On September 5, 2018, Premier Financial Bancorp, Inc. (“Premier”) held a special meeting of shareholders.  The results of voting on the resolutions set forth in the special meeting proxy statement follow:

(a)	Special meeting of the shareholders was held September 5, 2018.

(b)	Certain matters voted upon at the meeting and the votes cast with respect to such matters are as follows:

(i)          To approve the issuance of Premier common stock, no par value per share, in connection with the merger contemplated by the Agreement of Merger, dated as of April 18, 2018, as amended by First Amendment to Agreement of Merger dated June 29, 2018, by and among Premier, First Bank of Charleston, Inc. and Premier Bank, Inc., a wholly owned subsidiary of Premier.

Votes FOR	Votes Against	Votes Abstained	Broker Non-votes
8,991,198	56,372	58,585 [1]	1,796,610
[1] 1,337,851 shares held by interested directors were ineligible to vote on this proposal and abstained from the vote.

(ii)          To amend the Articles of Incorporation of Premier to increase the authorized number of shares of Premier common stock from 20,000,000 to 30,000,000.

Votes FOR	Votes Against	Votes Abstained
12,021,504	153,263	65,549

(iii)          To adjourn the meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the shareholders at the meeting.

Votes FOR	Votes Against	Votes Abstained
11,779,333	363,104	98,179

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: September 6, 2018                                                  Brien M. Chase, Senior Vice President
  and Chief Financial Officer